                                                                    EXHIBIT 3.15

                               AMENDMENT NO. 1 TO
                             OPERATING AGREEMENT OF
                                 SPORTRACK, LLC

          AMENDMENT NO. 1, dated as of April 15, 2003 (the "AMENDMENT"), to the Operating Agreement of SportRack. LLC (formerly known as Advanced Accessory Systems, LLC, hereinafter the "COMPANY"), dated as of September 28, 1995 (the "OPERATING AGREEMENT"), and the members set forth on EXHIBIT A thereto (the "MEMBERS"). All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Operating Agreement.

          The undersigned, constituting the Company and the Member holding 100% of the outstanding membership interests of the Company, wish to amend the Operating Agreement to the extent set forth herein.

          1. AMENDMENT. (a) Section 1 - The defined term "Parent " in the Operating Agreement is hereby amended by deleting the definition in its entirety and substituting the following therefore:

          "PARENT" means Advanced Accessory Systems, LLC, a Delaware limited liability company.

          (b) Section 2(a) of the Operating Agreement is hereby amended by deleting Section 2(a) in its entirety and substituting the following therefore:

               "The name of the Company shall be SportRack, LLC or such other name as the Board of Managers may from time to time hereafter designate."

          (c) Schedule I (Schedule of Members) of the Operating Agreement is hereby amended by deleting the contents of Schedule I in their entirety and substituting the following therefore::

               Advanced Accessory Systems, LLC
               Sterling Town Center
               12900 Hall Road
               Suite 200
               Sterling Heights, MI  48313


          (d) The Operating Agreement is hereby amended by deleting Sections 5, 7 and 8(a) in their entirety.

          2. EFFECTIVE DATE. This Amendment shall become effective as of the date hereof.

          3. SUCCESSORS; COUNTERPARTS. This Amendment (a) shall be binding as to the executors, administrators, estates, heirs and legal successors of the parties hereto and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

          4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

          5. REMAINING PROVISIONS. Except as amended hereby, the Operating Agreement shall continued in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


COMPANY:                              SPORTRACK, LLC


                                      By:  /s/ Barry Steele
                                           -----------------------------
                                      Name:  Barry Steele
                                      Title: Secretary


MEMBERS:                              ADVANCED ACCESSORY SYSTEMS, LLC

                                      By:  /s/ Barry Steele
                                           -----------------------------
                                      Name: Barry Steele
                                      Title: Secretary